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                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the registration statement of GeoCities on Form S-8 to be filed on or about December 18, 1998, of our report dated July 2, 1998, except for Note 2 as to which the date is July 21, 1998, our audit of the financial statements and financial statement schedule of GeoCities as of December 31, 1996 and 1997, and for each of the three years in the period ended December 31, 1997.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Woodland Hills, California
December 18, 1998